BRF S.A.

A Publicly Traded Company with Authorized Capital

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 16269-2

  EXTRACT OF THE MINUTES OF THE 1st /14 ORDINARY MEETING OF THE BOARD OF DIRECTORS

DATE, PLACE AND TIME: January 30, 2014 at 09:00 a.m. at Rua Hungria, 1400 – 5th floor, São Paulo, SP. CHAIR: Abilio Diniz, Chairman; Edina Biava, Secretary. ATTENDANCE: The majority of the members. 1. Divestments – The conditions established for the sale of a total of 21 properties were approved as per the list of properties in attachment 1. 2. Creation of a subsidiary – the opening of a new company in Austria was approved, a subsidiary of BRF Gmbh, registered at Guglgasse 15/3B/6g, 1110 Vienna – Austria. 3. Nomination of new members of the Deliberative Council of BRF Previdência Privada – The nominations proposed for the Deliberative Council of BRF Previdência Privada were approved: Fabio Luis Mendes Mariano was appointed as effective member replacing Leopoldo Viriato Saboya; the following were appointed as alternate members: Marcos Badollato and Carlos Alberto Barzotto replacing Mauricio Angelo Cherubin and Cleomar Luis Piola, respectively. 4. Other internal company matters. São Paulo, January 30, 2014. ABILIO DINIZ, Chairman; SÉRGIO RICARDO SILVA ROSA, Vice Chairman; CARLOS FERNANDO COSTA; DÉCIO DA SILVA; JOSÉ CARLOS REIS MAGALHÃES NETO; LUIZ FERNANDO FURLAN; MANOEL CORDEIRO SILVA FILHO; PAULO ASSUNÇÃO DE SOUSA; SIMON CHENG.

EDINA BIAVA

Secretary

Attachment 1
Nº	CITY	FU	PROPERTY	FULL ADDRESS	REGISTRATION	LAND	CONSTRUCTED AREA (M2)
1	Taio	SC	Animal Feed Distribution Warehouse	Rod. SC 422 Km 2,5, Fundos, Bairro Bruno Heidrich	9978	28,000	856.54
2	Guarapuava	PR	Grain Collection Station	Rua Saldanha Marinho, 3535 Bairro dos Estados CEP: 85035-160 Guarapuava (PR)	2110, 2111, 2112, 2113, 2114, 11455, 11817, 11837, 12014, 12659, 15686	75,189	8,395
3	Pato Branco	PR	Grain Collection Station	BR 158 km 339 nº5.100 CEP:85503-300 Pato Branco (PR)	8602	38,868	3,585
4	Pato Branco	PR	Grain Collection Station	Via lateral Dorico Tartari, 4730 CEP: 85503-300 Pato Branco (PR)	12217	12,164	3,146
5	Quilombo	SC	Rural Land	Lote Urbano nº 11A 540m	3211	540	-
6	Nova Mutum	MT	Land for Housing	Av. das Águias Quadra 115 Lote 21 Bairro Jardim das Orquídeas	5491	1,000	-
7	Nova Mutum	MT	Land for Housing	Av. das Águias Quadra 115 Lote 22 Bairro Jardim das Orquídeas	5492	1,000	-
8	Campo Verde	MT	Land	Rodovia MT 140 distante 5 Km de Campo verde em direção a Chapada dos Guimarães.	2310	230 he	70
9	Campo Verde	MT	Rural Land	Rodovia MT 251 distante 12 Km de Campo verde em direção a Chapada dos Guimarães.	6074	25 he	-
10	Videira	SC	Rural Land	Rod SC 456, Km 15, Tangara/Campos Novos (SC)	4953	155 he	-
					14647
11	Concórdia	SC	Rural Land	Linha Alto Suruvi-Lt.rural, 2306. Concórdia (SC)	9337	86 he	-

12	Toledo	PR	Rural Land	Estrada Toledo a Ouro Verde S/N - Bairro Linha Sanga Funda, Toledo (PR) - CEP 85.900-900 - Central de Inseminação Lote 02 e 03 Conj. Central	11538	242 he	1,126

13	Lucas do Rio Verde	MT	Rural Land	Lote Rural B-1, Gleba Rio Verde, 0 - BR 163, KM 703, Zona Rural de Sorriso (MT)	4994	61 he	-
					26824
14	Lucas do Rio Verde	MT	Land	Estrada linha 1, setor 01 lote 15D Município: Lucas do Rio Verde (MT) CEP: 78.455-000 (entrada MT 449 km 6)	9122 - 392	3 he	-
15	Tupaciguara	MG	Land	Rod.Br.452 Km 82 à direita + 07 Km - Zona Rural – Uberlândia (MG) (Endereço Centralizado)	12908	565 he	-
	Uberlândia
16	Cascavel	PR	Farm	Estrada entre Toledo e Cascavel BR 467, lote rural nrº 20 e 27, da 2º parte do 7º perímetro, gleba Lopeí Cascavel (PR)	11196 / 40618	130 he	-

17	Videira	SC	Farm	Rua Farroupilha, s/nº.	2561	165 he	-

18	Indaial	SC	Rural Land	Estrada Geral Ilse Pequena, S/N, Bairro Warnow, CEP 89.130-000 - Indaial (SC)	21422	183,020	-
19	Goiânia	GO	Land with a commercial building	Av. C-107 (Chile), Qd.310 Lts .05/06 e 07. Jd. America Goiânia (GO)	123015	1,560	275
20	Ponta Grossa	PR	Land	Bairro Neves - ao lado matadouro municipal	1772	400	-
21	Itajaí	SC	Commercial branch with cold storage chamber	Rua Otto Hoier,134, São Vicente (SC)	2706 - 20421	17,841.30	2,277.39